EXHIBIT 23.1:

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

     We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-87008, No. 333-87010 and No. 333-139550) of Oil-Dri Corporation of America of our reports dated October 5, 2007 relating to the financial statements, financial statement schedule, management’s assessment of the effectiveness of internal control over financial reporting and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.

PricewaterhouseCoopers LLP

Chicago, Illinois
October 10, 2007

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